Exhibit List


Exhibit No.              Exhibit
24                  Power of Attorney for S. E. Parks


                      POWER OF ATTORNEY

               REPORTS, SECURITIES TRANSACTIONS


     I,  S. E. Parks, of 180 East 100 South, Salt Lake City, Utah

84111,  as  an  executive  officer of  Questar  Corporation  (the

"Company"),  do  hereby appoint Abigail L.  Jones,  my  true  and lawful  attorney-in-fact to sign any Form 3, Form 4, Form  5,  or

Form  144  Reports that I am required to file with the Securities and  Exchange Commission reporting transactions involving  shares of  the  Company's  common stock and derivative securities  whose value  is  dependent on such shares, including option grants  and phantom  stock units allocated to my accounts under the terms  of deferred  compensation  plans adopted  by  the  Company  and  its subsidiaries.

       I   acknowledge  that  Ms.  Jones  is  not  assuming   any

responsibility  that  I  have to comply with  federal  securities laws, including compliance with Section 16 of the Securities  and

Exchange Act of 1934.

      By  signing this Power of Attorney, I am revoking  a  prior document dated September 12, 2002.  This Power of Attorney  shall remain  in  full force and effect with respect to my holdings  of any transactions of securities issued by the Company as long as I am  required to make reports of my transactions, unless I  revoke it with a signed writing prior to such date.


4/26/05                            /s/S. E. Parks